                                                                   Exhibit 3.42

                                     BYLAWS

                                       OF

                       WAUSAU CELLULAR LICENSE CORPORATION

                                      INDEX

ARTICLE I -- OFFICES                                                       PAGE
                                                                           ----
         Section 1 --               Registered Office                        1
         Section 2 --               Other Offices                            1

ARTICLE II -- MEETINGS OF STOCKHOLDERS

         Section 1 --               Place of Meeting                         1
         Section 2 --               Annual Meetings                          1
         Section 3 --               Notice of Annual Meeting                 2
         Section 4 --               Stockholder List                         2
         Section 5 --               Special Meetings                         3
         Section 6 --               Notice of Special Meetings               3
         Section 7 --               Special Meeting - Business               3
         Section 8 --               Quorum; Adjourned Meetings               3
         Section 9 --               Required Vote                            4
         Section 10 --              Voting                                   4
         Section 11 --              Action Without Meeting                   5

ARTICLE III -- DIRECTORS

         Section 1 --               General Authority                        5
         Section 2 --               Number and Election 5
         Section 3 --               Vacancies and Newly Created
                                      Directorships                          6
         Section 4 --               Meetings Generally                       6
         Section 5 --               First Meeting                            6
         Section 6 --               Regular Meetings                         7
         Section 7 --               Special Meetings; Notice                 7
         Section 8 --               Quorum; Required Vote; Adjourned
                                      Meetings                               8
         Section 9 --               Action Without Meetings; Telephone
                                      Meeting                                8
         Section 10 --              Committees                               9
         Section 11 --              Committee Minutes                       10
         Section 12 --              Compensation                            10
         Section 13 --              Resignation                             10
         Section 14 --              Removal                                 10


                                      -ii-

ARTICLE IV -- NOTICES

         Section 1 --               General                                 11
         Section 2 --               Waiver of Notice                        11

ARTICLE V -- OFFICERS

         Section l --               Number                                  12
         Section 2 --               Election                                12
         Section 3 --               Other Officers                          12
         Section 4 --               Salaries                                13
         Section 5 --               Term of Office; Removal                 13
         Section 6 --               Chairman                                13
         Section 7 --               President                               13
         Section 8 --               Vice President                          14
         Section 9 --               Secretary                               14
         Section 10 --              Assistant Secretary                     15
         Section 11 --              Treasurer                               15
         Section 12 --              Assistant Treasurer                     16
         Section 13 --              Execution of Documents                  16

ARTICLE VI -- CERTIFICATE OF STOCK

         Section 1 --               General                                 16
         Section 2 --               Facsimile                               17
         Section 3 --               Lost Certificates                       17
         Section 4 --               Transfers of Stock                      18
         Section 5 --               Fixing Record Date                      18
         Section 6 --               Registered Stockholders                 19
         Section 7 --               Stockholder's Rights of Inspection      20

ARTICLE VII -- GENERAL PROVISIONS

         Section 1 --               Dividends                               21
         Section 2 --               Voting Securities of Other
                                      Corporations                          21
         Section 3 --               Contracts, Checks, Notes, Bank
                                      Accounts, Etc                         22
         Section 4 --               Deposits                                22
         Section 5 --               Fiscal Year                             22
         Section 6 --               Seal                                    23
         Section 7 --               Form of Records                         23

ARTICLE VIII -- INDEMNIFICATION                                             23


                                      -iii-

ARTICLE IX -- INTERESTED OFFICERS OR DIRECTORS                              27

ARTICLE X -- AMENDMENTS                                                     28

                                     BYLAWS
                                       OF
                       WAUSAU CELLULAR LICENSE CORPORATION

                                    ARTICLE I
                                     OFFICES

         Section 1. REGISTERED OFFICE. The registered office of the Corporation shall be at 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware 19805. The registered agent of the Corporation at such address is The Corporation Service Company.

         Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. PLACE OF MEETING. All meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors or stated in the notice of the meeting or duly executed waivers thereof.

         Section 2. ANNUAL MEETINGS. The annual meeting of stockholders for the election of directors and the transaction of other business specified in the notice of meeting shall be held once each year on any day, and such day shall be designated by the board of directors and stated in the notice of the meeting.

         Section 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting, either personally or by mail, not less than ten nor more than sixty days before the date of the meeting.

         Section 4. STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder. for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman and shall be called by the President or Secretary at the request in writing signed by two or more members of the board of directors or the holders of more than one-quarter of the outstanding stock and stating the purpose or purposes of the proposed meeting.

         Section 6. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, either personally or by mail, not less than ten nor more than sixty days before the date of the meeting.

         Section 7. SPECIAL MEETING-BUSINESS. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. QUORUM; ADJOURNED MEETINGS. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. REQUIRED VOTE. The vote of the holders of a majority of the Corporation's issued and outstanding stock having voting power shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 10. VOTING. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         Section 11. ACTION WITHOUT MEETING. Any action required by law or these bylaws to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the date on which the first written consent is expressed.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. GENERAL AUTHORITY. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the Corporation and do such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

         Section 2. NUMBER AND ELECTION. The number of directors which shall constitute the first board shall be the number elected by the Incorporator. The number of directors which shall constitute all subsequent boards shall be specified by resolution of the board. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article III and except that the first directors of the Corporation shall be elected by the Incorporator and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

         Section 3. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 4. MEETINGS GENERALLY. The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. FIRST MEETING. The first meeting of each newly elected board of directors shall be held immediately after the annual meeting of stockholders and at the same place, and no notice of such meeting shall be necessary to the newly elected directors in order to constitute the meeting legally, provided a quorum shall be present. In the event such meeting is not held at that time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 6. REGULAR MEETINGS. Regular meetings of the board of directors or any committee thereof may be held without notice at such time and at such place as shall from time to time be determined by the board or committee, as the case may be.

         Section 7. SPECIAL MEETINGS; NOTICE. Special meetings of the board of directors or of any committee thereof shall be held whenever called by any director or committee member, as the case may be. Notice of the meeting shall be mailed to each director or committee member, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or wireless, or be delivered personally or by telephone, not less than one (1) hour before the meeting is to be held. The notice shall state the date, time and place of the meeting but need not state the purpose thereof, except as otherwise herein expressly provided. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of the director at the meeting shall constitute a waiver of notice.

         Section 8. QUORUM; REQUIRED VOTE; ADJOURNED MEETINGS. At all meetings of the board or any committee thereof, three quarters (3/4) of the directors or committee members shall constitute a quorum for the transaction of business and the act of three quarters (3/4) of the directors or committee members present at any meeting at which there is a quorum shall be the act of the board of directors or committee, as the case may be, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors or committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. ACTION WITHOUT MEETINGS; TELEPHONE MEETING. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by which all persons participating in-the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

         Section 10. COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such member or members as may be determined from time to time by resolution adopted by the board of directors. Any such committee, to the extent provided in the resolution of the board of directors and to the extent permitted under applicable statutory provisions, shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         Section 11. COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

         Section 12. COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 13. RESIGNATION. Any director of the Corporation may resign at any time by giving written notice to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 14. REMOVAL. Any director or the entire board of directors may be removed, at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as may be provided by statute or the certificate of incorporation.

                                   ARTICLE IV
                                     NOTICES

         Section 1. GENERAL. Whenever, under the provisions of statute or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall be construed to mean written notice by personal delivery or by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telephone, or personal delivery.

         Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

                                    ARTICLE V
                                    OFFICERS

         Section 1. NUMBER. The officers of the Corporation shall be chosen by the board of directors and may be a Chairman, a President, one or more Vice Presidents, a Secretary, a Treasurer, and one or more Assistant Secretaries or Assistant Treasurers. Any number of offices may be held by the same person, except the offices of President and Secretary. The offices of the Corporation for which officers may be elected shall be set forth, from time to time, by resolution of the board of directors.

         Section 2. ELECTION. The board of directors at its first meeting after each annual meeting of stockholders shall elect an officer for each position created by resolution of the board of directors.

         Section 3. OTHER OFFICERS. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. SALARIES. The salaries of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the board of directors.

         Section 5. TERM OF OFFICE; REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by or in the manner prescribed by the board of directors.

         Section 6. CHAIRMAN. The Chairman shall preside at all meetings of the stockholders and board of directors. The Chairman shall also be responsible for the overall supervision of the management of the business of the Corporation, and shall see that all orders and resolutions of the board of directors are carried into effect.

         Section 7. PRESIDENT. The President shall be responsible for the daily operation of the Corporation and shall perform such other duties as may be prescribed by the board of directors. In the absence of the Chairman for any reason, including the failure of the board of directors to elect a Chairman, or in the event of the Chairman's inability or refusal to act, the President shall have all the powers of and be subject to all the restrictions upon the Chairman.

         Section 8. VICE PRESIDENT. The Vice President, or if there be more than one, the Vice Presidents in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the President for any reason, including the failure of the board of directors to elect a President or in the event of the President's inability or refusal to act, perform the duties of the President and, when so acting, have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the board of directors or President may from time to time prescribe.

         Section 9. SECRETARY. The Secretary shall attend all meetings of the stockholders and all meetings of the board of directors and record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors, the Chairman, or the President. The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 10. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary for any reason, including the failure of the board of directors to elect a Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and perform such other duties and have such other powers as the board of directors, the Chairman, or the President may from time to time prescribe. Any Assistant Secretary shall have authority to affix the corporate seal and attest by his signature to the same extent as the Secretary.

         Section 11. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as ordered by the board of directors, the Chairman, or the President. The Treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors or the President, taking proper vouchers for such disbursements, and shall render to the President and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         Section 12. ASSISTANT TREASURER. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer for any reason, including the failure of the board of directors to elect a Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and perform such other duties and have such other powers as the board of directors, the Chairman, or the President may from time to time prescribe.

         Section 13. EXECUTION OF DOCUMENTS. All deeds, mortgages, bonds, contracts, and other instruments may be executed on behalf of the Corporation by the Chairman, President or any Vice President (unless such power is restricted by board resolution) or by any other person or persons designated from time to time by the board of directors.

                                   ARTICLE VI
                              CERTIFICATES OF STOCK

         Section 1. GENERAL. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or signed in the name of the Corporation by, the Chairman, the President or a Vice President and either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by the stockholder in the Corporation.

         Section 2. FACSIMILE. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 3. LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares in compliance with the requirements of Section 8-401 of Title 6 of the Delaware Code Annotated, as amended, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. FIXING RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of a stockholders meeting, nor more than sixty days prior to the date of the payment of such dividends, the distribution of such rights, the exercise of such rights or the taking of any other lawful action. If no record date is fixed, the record date for determining stockholders (a) entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; PROVIDED, HOWEVER, that Section 11 of Article II hereof shall control with respect to fixing the record date for purposes of determining stockholders entitled to express consent to corporate action in writing without a meeting where no prior action by the board of directors is necessary, and (b) for any other purpose shall be the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the board of directors may fix a new record date for the adjourned meeting.

         Section 6. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the record holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

         Section 7. STOCKHOLDER'S RIGHTS OF INSPECTION. Any stockholder, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business. As used in this Section, "stockholder" means a stockholder of record.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 2. VOTING SECURITIES OF OTHER CORPORATIONS. The Chairman shall have the authority to vote on behalf of the Corporation the securities of any other corporation, which are

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                                      -22-

owned or held by the Corporation and may attend meetings of stockholders or execute and deliver proxies for such purpose.

         Section 3. CONTRACTS, CHECKS, NOTES, BANK ACCOUNTS, ETC. All contracts and agreements authorized by the board of directors, and all checks, drafts, notes, bonds, bills of exchange and orders for the payment of money shall be signed by at least one officer of the Corporation or by such other number of officer or officers or employee or employees as the board of directors may from time to time designate.

         Section 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the board of directors, the President, or the Treasurer shall direct in such banks, trust companies or other depositories as the board of directors may select, or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated by the board of directors. For the purpose of deposit and collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer of the Corporation.

         Section 5. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year unless otherwise determined by the board of directors.

         Section 6. SEAL. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization, the words "Corporate Seal, Delaware," and such words and figures as the board of directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 7. FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         Every person who is or was a director, officer, employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust or other enterprise which such person served at the request of the Corporation or any other person connected with the business of the Corporation who the board of directors may designate shall be indemnified by the Corporation against all liability and reasonable expenses incurred by such person in connection with or resulting from any action, suit or proceeding in which such person may become involved as a party or otherwise by reason of such person's being or having been a director, officer, employee or agent of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, or by reason of such person s connection with the business of the Corporation, provided (a) that said action, suit or proceeding shall be prosecuted to a final determination and such person shall defend successfully on the merits or otherwise, or (b) in the absence of such a final determination in such person's favor, that the board of directors shall determine that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe his conduct was unlawful; said determinations to be made (i) by the board of directors by a majority vote of a quorum consisting of directors not parties to such action, suit or proceeding, or
(ii) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

         For the purposes of this Section: (a) "reasonable expenses" shall include, but not be limited to, reasonable counsel fees and disbursements;
(b) "liability" shall include amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement; (c) "action, suit or proceeding"

(unless otherwise limited) shall include every claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative or investigative, and any appeal relating thereto, and shall include any reasonable apprehension or threat of such an action, suit or proceeding; and (d) the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the conduct of the person seeking indemnification did not meet the standard of conduct set forth in proviso (b) of the preceding paragraph.

         In the case of any action, suit or proceeding by or in the right of the Corporation: (a) no indemnification shall be made with respect to any claim, issue or matter as to which the person seeking indemnification shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for reasonable expenses as the Court of Chancery or such other court shall deem proper; and
(b) indemnification shall extend only to reasonable expenses and specifically shall not extend to any liability.

         If a person meets the requirements of this bylaw with respect to some matters in a claim, suit or proceeding, but not with respect to others, he may be entitled to indemnification as to the former. Advances against reasonable expenses may be made by the Corporation on terms fixed by the board of directors subject to an obligation to repay if indemnification proves unwarranted. The indemnification provided by this bylaw shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         This bylaw shall not be construed to authorize indemnification in any case or for any liability or reasonable expense where such indemnification would not be lawful. This bylaw shall be applicable to actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust or other enterprise which he served at the request of the Corporation, or on behalf of any person connected with the business of the Corporation, against all liability and reasonable expenses incurred by him in any such capacity, or arising out of his status as such, whether or not such person may have a right to be indemnified by the Corporation against such liability and reasonable expense under this bylaw.

                                   ARTICLE IX
                        INTERESTED OFFICERS OR DIRECTORS

         No contract or transaction between this Corporation and one or more of its directors or officers, or between this Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

         (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

         (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorized the contract or transaction.

                                    ARTICLE X
                                   AMENDMENTS

         These bylaws may be altered or repealed, subject to any provisions which might pertain in the Certificate of Incorporation, by majority vote of the stock outstanding at the annual meeting or at any special meeting of stockholders (or pursuant to the terms of Section 11 of Article II hereof) or by resolution adopted by a majority vote of the board at any regular or special meeting of the board.